Exhibit 10.8

SECOND AMENDMENT TO
AGREEMENT FOR PERFORMANCE OF
TECHNOLOGY DEVELOPMENT SERVICES
BY INDEPENDENT CONTRACTORS

This Second Amendment (“Second Amendment”) to that certain Agreement for Performance of Technology Development Services by Independent Contractors (hereinafter referred to as the “Agreement”) is entered into and executed this      day of April 2002, by, among and between:

STEVEN CHARLES MANTHEY, an individual (hereinafter “First Contractor”), with a principal place of business located at 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

OX2 ENGINE DEVELOPMENT PTY LTD (ACN 098 024 992), an Australian company (hereinafter “Second Contractor”) whose registered office is 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

ADVANCED ENGINE TECHNOLOGIES, INC., (hereinafter “AET”), whose corporate headquarters is located at 11150 W. Olympic Boulevard, Suite 1050, Los Angeles, California, United States.

(hereinafter collectively the “Parties”).

WITNESSETH:

A.  WHEREAS, AET, First Contractor and Second Contractor entered into the Agreement dated October 15, 2001, whereby the Parties reached an agreement pursuant to which First and Second Contractor agreed to provide AET with new components for the OX2 Engine, plus three additional OX2 prototype engines, in accordance with certain agreed upon scopes of work and delivery dates; and

B.  WHEREAS, the Parties agree that it is in the best interests of the accomplishment of the objectives of the Agreement, and the successful development of the OX2 Engine, that the following Sections of the Agreement be amended in accordance with their Second Amendment, with all other terms and conditions of the Agreement to remain in full force and effect;

NOW, THEREFORE, the Parties hereby agree that the Agreement shall be amended by this Second Amendment as follows:

1.  Amendment of Section 2.01.4.    The Parties hereby agree that Section 2.01.4 of the Agreement is amended to read as follows (said Amendment hereby being incorporated by reference into the Agreement as though set forth in full in the Agreement ab initio):

“SECTION 2.01.4  Manufacture of Third Prototype OX2 Engine.    The First and Second Contractors agree to design, manufacture and deliver to AET a Third OX2 Engine by no later than July 19, 2002, for the primary purpose of conducting performance testing and/or design modifications. This engine is to be known as the ‘Third Performance Testing OX2 Engine’ and will incorporate a High Compression Block which has been machined by the Second Contractor and shall be fitted with a port assembly with zero overlap and a sinusoidal cam profile (following the lines of a crank-engine of the same stroke), and other design features with which Dick Ronzi concurs, with the goal that the said engine shall achieve 25% Break Thermal Efficiency (BTE), and be capable of operating a 25 KW generator using liquid propane gas or compressed natural gas as a fuel system. This engine is to be hereinafter referred to as the ‘Ronzi Gen-Set Engine.’

2.  Amendment of Section 2.01.5.    The parties hereby agree that Section 2.01.5 of the Agreement is amended to read as follows (said Amendment hereby being incorporated by reference into the Agreement as though set forth in full in the Agreement, ab initio):

“SECTION 2.01.5  Manufacture of Fourth and Fifth Prototype OX2 Engine.    The First and Second Contractors agree to deliver to AET a Fourth OX2 Engine and Fifth OX2 Engine, in accordance with the following schedule:

(A)  If requested by AET in accordance with Section 2.01.6.3, a Fourth OX2 Engine, which will be designed, manufactured, produced and delivered for the primary purpose of AET conducting durability testing (W.O.T.). This engine is to be known as the “First Durability Testing OX2 Engine.” The First and Second Contractor shall deliver said First Durability Testing OX2 Engine to AET within twelve (12) months from the date of this Agreement.

(B)    By no later than July 24, 2002, or, immediately on the demand of AET, the Fifth OX2 Engine (which First and Second Contractors hereby represent has been manufactured and is currently fully operational) shall be delivered to AET, with the goal that this engine be capable of achieving 25% Break Thermal Efficiency (BTE), and operating a 25KW generator using liquid propane gas or compressed natural gas as a fuel system. This engine is to be hereinafter referred to as the ‘Manthey Gen-Set Engine.’”

3.  “Section 5.10 [New].    First and Second Contractors are to deliver, or cause to be delivered to AET, by no later than Friday, June 7, 2002, a complete set of current OX2 engine drawings in a solid Works digital format. These files can be provided on Zip disk or CD media.”

Except as hereinabove set forth, the Agreement remains in full force and effect as originally set forth and executed.

IN WITNESS, the Parties hereto have duly executed this First Amendment on the date first above written.

SIGNED, SEALED AND DELIVERED	)
BY SAID STEVEN CHARLES MANTHEY	)
IN THE PRESENCE OF	)	/s/ STEVEN CHARLES MANTHEY

/s/ MICHAEL JOHNSTON, ESQ.
WITNESS

OX2 ENGINE DEVELOPMENT EXECUTED	)
BY ITS DULY AUTHORIZED OFFICER	)
IN ACCORDANCE WITH THE CORPORATIONS	)
LAW IN THE PRESENCE OF:	)	/s/ STEVEN CHARLES MANTHEY

/s/ MICHAEL JOHNSTON, ESQ.
WITNESS

The Common SEAL of ADVANCED	)
ENGINE TECHNOLOGIES, INC. was	)
duly affixed in accordance with its	)
Articles of Association in the presence of:	)	/s/ M. Neil Cummings, Esq.

/s/ M. Neil Cummings, Esq.
COMPANY SECRETARY/TREASURER

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